Exhibit 99.1

NATURAL HEALTH TRENDS ANNOUNCES FINANCIAL RESULTS

DALLAS, TX, May 10, 2012 -- Natural Health Trends Corp. (OTCQB: NHTC) today announced its financial results for the quarter ended March 31, 2012.  The Company reported sales of $9.1 million, up 75% over a year ago, and earnings per share of $0.04 for the quarter, compared to losses per share of $0.04 during the comparable period in 2011.

 “We are pleased with the quarterly results and the growth that our business is experiencing,” said Chris Sharng, President of Natural Health Trends. “This success can be attributed to the hard work and dedication of our field leaders and the fact that they are embracing the promotions, incentives and programs that we’ve put in place. We will build on our momentum with a robust calendar of exciting promotions and incentives geared toward attracting new members and rewarding those existing members for their hard work.”

About Natural Health Trends Corp.

Natural Health Trends Corp. is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, and Europe.  The company markets premium quality personal care products under the NHT Global brand.  Additional information can be found on the company’s website, www.naturalhealthtrendscorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this release do not constitute guarantees of future performance.  Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated.  Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in our Annual Report on Form 10-K filed on March 27, 2012, with the Securities and Exchange Commission.  We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	December 31, 2011	March 31, 2012
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,617	$2,758
Restricted cash	494	248
Accounts receivable	93	338
Inventories, net	1,089	1,008
Other current assets	537	646
Total current assets	3,830	4,998
Property and equipment, net	68	76
Goodwill	1,764	1,764
Restricted cash	220	225
Other assets	241	241
Total assets	$6,123	$7,304

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$2,208	$1,997
Income taxes payable	11	22
Accrued distributor commissions	1,177	1,271
Other accrued expenses	1,471	1,788
Deferred revenue	967	1,335
Deferred tax liability	148	148
Other current liabilities	950	974
Total liabilities	6,932	7,535
Commitments and contingencies
Stockholders’ deficit:
Preferred stock	124	124
Common stock	11	11
Additional paid-in capital	80,493	80,513
Accumulated deficit	(81,338)	(80,831)
Accumulated other comprehensive loss:
Foreign currency translation adjustments	(99)	(48)
Total stockholders’ deficit	(809)	(231)
Total liabilities and stockholders’ deficit	$6,123	$7,304

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2011	2012

Net sales	$5,175	$9,090
Cost of sales	1,529	2,399
Gross profit	3,646	6,691
Operating expenses:
Distributor commissions	1,762	3,691
Selling, general and administrative expenses	2,030	2,437
Depreciation and amortization	232	12
Total operating expenses	4,024	6,140
Income (loss) from operations	(378)	551
Other expense, net	(95)	(63)
Income (loss) before income taxes	(473)	488
Income tax provision (benefit)	7	(19)
Net income (loss)	(480)	507
Less: Net income attributable to the noncontrolling interest	8	–
Net income (loss) attributable to Natural Health Trends	(472)	507

Preferred stock dividends	(4)	(4)
Net income (loss) attributable to common stockholders of Natural Health Trends	$(476)	$503

Income (loss) per share of Natural Health Trends:
Basic	$(0.04)	$0.05
Diluted	$(0.04)	$0.04

Weighted-average number of shares outstanding:
Basic	10,635	10,863
Diluted	10,635	11,181

Contact:

Natural Health Trends Corp.
investor.relations@nhtglobal.com

SOURCE:  Natural Health Trends Corp.